                                                                   Exhibit 4.01





                               MACROVISION CORPORATION

                               700 East El Camino Real
                           Mountain View, California 94040


                             ___________________________

                            REGISTRATION RIGHTS AGREEMENT

                                    June 12, 1991

                             ___________________________






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                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1 - Definitions .......................................................1

SECTION 2 - Restrictions Upon Transferability..................................3
    2.1     Restrictions on Transferability....................................3
    2.2     Restrictive Legend.................................................3
    2.3     Notice of Proposed Transfers.......................................3

SECTION 3 - Registration Rights................................................4
    3.1     Demand Registration................................................4
    3.2     Company Registration...............................................6
    3.3     Registration on Form S-3...........................................7
    3.4     Limitations on Subsequent Registration Rights......................8
    3.5     Expenses of Registration ..........................................9
    3.6     Registration Procedures............................................9
    3.7     Indemnification...................................................10
    3.8     Information by Holder.............................................11
    3.9     Rule 144 Reporting................................................11
    3.10    Standoff Agreement................................................12
    3.11    Termination of Registration Rights................................12

SECTION 4 - Miscellaneous.....................................................13
    4.1     Governing Law.....................................................13
    4.2     Successors and Assigns............................................13
    4.3     Entire Agreement; Amendment.......................................13
    4.4     Notices, etc......................................................13
    4.5     Delays or Omissions...............................................14
    4.6     Counterparts......................................................14
    4.7     Severability......................................................14
    4.8     Titles and Subtitles..............................................14



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                               MACROVISION CORPORATION

                            REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement is entered into as of June __, 1991 among Macrovision Corporation, a California corporation ("Company"), and University National Bank & Trust Company, Trustee under Trust dated May 22, 1991 ("Purchaser").

                                      SECTION 1

                                     DEFINITIONS

    As used in this Agreement, the following terms shall have the following respective meanings:

    "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "COMMON SHARES" shall mean the Common Stock purchased by the Purchaser from the Selling Shareholder pursuant to the Purchase Agreement.

    "CONVERSION STOCK" shall mean the Common Stock issued or issuable pursuant to (a) conversion of the Preferred and (b) conversion of the Note if, at the time the Note is converted, no Preferred is outstanding.

    "HOLDER" shall mean the Purchaser and any person holding Registrable Securities to whom the rights under Section 3 have been transferred in accordance with Section 3.10 hereof.

    "INITIATING HOLDERS" shall mean the Purchaser or transferees of the Purchaser who in the aggregate are Holders of greater than 40% of the Registrable Securities.

    "NOTE" shall mean the Convertible Note dated as of this date issued by the Company to the Purchaser.

    "PREFERRED" shall mean the shares of Series A Preferred Stock issued to the Purchaser (a) pursuant to the Stock and Convertible Note Purchase Agreement dated as of this date between the Company and the Purchaser and (b) upon conversion of the Note.

    "PURCHASE AGREEMENT" shall mean the Stock and Convertible Note Purchase Agreement dated as of the date among the Company, the Selling Shareholder and the Purchaser.

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    "REGISTRABLE SECURITIES" shall mean (i) the Conversion Stock, (ii) the
Common Shares; and (iii) any Common Stock of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Preferred or the Note upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Preferred or the Note, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

    The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "REGISTRATION EXPENSES" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 3.1, 3.2 and 3.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), and the reasonable fees and disbursements of one counsel for all Holders and separate counsel for outside directors.

    "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

    "SELLING SHAREHOLDER" shall have the meaning given that term in the Purchase Agreement.


                                          2


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                                      SECTION 2

                          RESTRICTIONS UPON TRANSFERABILITY

    2.1 RESTRICTIONS ON TRANSFERABILITY. The Preferred and the Conversion Stock (as defined above) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred or such Common Stock held by the Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

    2.2  RESTRICTIVE LEGEND.  Each certificate representing (i) the Preferred,
(ii) the Conversion Stock and (iii) any other securities issued in respect of the Preferred or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144, RULE 144A OR REGULATION S, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

    The Purchaser and each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred or the Common Stock in order to implement the restrictions on transfer established in this Section 2.

    2.3 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in


                                          3

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beneficial ownership, or (ii) unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, except with respect to transfers made in compliance with Rule 144, Rule 144A or Regulation S, shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities promptly in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, Rule 144A or Regulation S, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

                                      SECTION 3

                                 REGISTRATION RIGHTS

    3.1  DEMAND REGISTRATION

         (a) REQUEST FOR REGISTRATION. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to all or part of the Registrable Securities (other than a registration on Form S-3 or any successor form regardless of its designation) having an aggregate proposed offering price to the public of at least $10,000,000, the Company will:

              (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

              (ii) as soon as practicable, use its best efforts to effect such registration qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable

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Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 3.1:


                   (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;


                   (B) Prior to the earlier of (i) the third anniversary of the date of this Agreement, and (ii) six months after the effective date of the Company's first registered public offering of its stock;

                   (C) After the Company has effected one such registration pursuant to this Section 3.1, and the registration has been declared or ordered effective;

                   (D) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and

                   (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 3.1 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders; provided that the Company cannot defer its obligations more than once in a twelve month period.

    Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon practicable, after receipt of the request or requests of the Initiating Holders.

         (b)  UNDERWRITING.  In the event that a registration pursuant to
Section 3.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 3.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 3.1 shall be

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conditioned upon such Holder's participation in the underwriting arrangements required by this Section 3.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

    The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 3.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

    If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

    3.2  COMPANY REGISTRATION.

         (a) NOTICE OF REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

              (i)  promptly give to each Holder written notice thereof; and

              (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to


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Section 3.2(a)(i).  In such event the right of any Holder to registration pursuant to Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, and (a) if such registration is the first registered offering of the sale of the Company's securities to the public, the managing underwriter may limit the Registrable Securities to be included in such registration or exclude such Registrable Securities completely, and (b) if such registration is other than the first registered offering of the sale of the Company's securities to the public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to not less than 40% of the securities included therein (based on aggregate market value). The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

    3.3  REGISTRATION ON FORM S-3.

         (a) If the Holders of at least 25% of the Registrable Securities (appropriately adjusted for any stock split, stock dividend, recapitalization, or similar event) request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering for the Registrable Securities having a market value of at least $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that

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the Company shall not be required to effect more that one registration pursuant to this Section 3.3 per year. The substantive provisions of Section 3.1(b) shall be applicable to each registration initiated under this Section 3.3.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 3.3: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed (60) days from the receipt of the request to file such registration by such Holder.

    3.4 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority-in-interest of the Registrable Securities originally held by the Purchaser, and Holders of a majority of the outstanding Registrable Securities not held by the Purchaser or Purchaser's successors and assigns, enter into any agreement with any holder or prospective holder of any securities of the Company which (a) provides for registration rights on terms other than the terms set forth herein, or (b) which would allow such holder or prospective holder (i) to include such securities in any registration filed under Section 3.1 unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included. Except as set forth in the prior sentence, such holders and prospective holders, who have been granted rights under this Agreement by the Board of Directors of the Company, may become parties to this Agreement or an addendum to this Agreement, as required by the Company, without the consent of the Purchaser, the Purchaser's successors and assigns, or any other Holders, whereupon, such holders and prospective holders shall be deemed to be a Holder and the Common Stock held by them or issuable upon conversion of securities of the Company, shall be deemed to be Registrable Securities.

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

    3.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with a registration pursuant to Section 3.1 shall be shared between the Company and the Holders based on each party's pro rata portion of the registration. All Registration Expenses incurred in connection with registrations pursuant to Section 3.2 and Section 3.3 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

    3.6 REGISTRATION PROCEDURES. Whenever required under this Section 3.6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which

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

the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    3.7  INDEMNIFICATION

         (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or the Securities Exchange Act of 1934, as amended ("1934 Act"), or any rule or regulation promulgated under the Securities Act, 1934 Act or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

         (c) Each party entitled to indemnification under this Section 3.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    3.8  INFORMATION BY HOLDER.   The Holder or Holders of Registrable
Securities included in any registration shall furnish to the Company such information regarding such Holer or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 3.

    3.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a


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public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

         (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

         (c) So long as a Purchaser owns any Restricted Securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

    3.10 STANDOFF AGREEMENT. Each Holder agrees in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such registration as may be requested by the underwriters; provided, that all officers and directors of the Company who own stock of the Company, and all holders of more than five percent (5%) of the Company's outstanding Common Stock (taken on a fully diluted basis) also agree to such restrictions.

    3.11 TERMINATION OF REGISTRATION RIGHTS. The registration rights contained in subsection 3.1 shall terminate ten (10) years from the date of this Registration Rights Agreement. The registration rights contained in subsections
3.2 and 3.3 shall terminate on the later to occur of (a) the tenth anniversary of the date of this Agreement and (b) the fifth anniversary of the effective date of the Company's initial registered public offering under the Securities Act.



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

                                      SECTION 4

                                    MISCELLANEOUS

    4.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

    4.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.

    4.3 ENTIRE AGREEMENT: AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Holders of at least a majority of the Registrable Securities (or securities convertible into or exercisable for Registrable Securities) may, with the Company's prior written consent, waive, modify or amend on behalf of all Holders, any provisions hereof; provided further, however, that any such action which would adversely affect the rights of the Purchaser or its successors and assigns under this Agreement shall require the prior written consent of holders of a majority-in-interest of the Registrable Securities originally held by the Purchaser.

    4.4 NOTICES, ETC. All notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or facsimile, addressed (a) if to the Purchaser, at the address or facsimile number set forth on the signature page, with a copy to George H. Hohnsbeen II, Ware & Freidenrich, 400 Hamilton Avenue, Palo Alto, CA 94301, FAX: (415) 327-3699, or at such other address as the Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address or facsimile number as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such shares who has so furnished an address to the Company, or
(c) if to the Company, at the address or facsimile number set forth on the signature page and addressed to the attention of the Corporate Secretary, with a copy to David Herbst, Holtzmann, Wise & Shepard, 3030 Hansen Way, Suite 100, Palo Alto, CA 94304, FAX (415)856-1344, or at such other address as the Company shall have furnished to the Purchaser and the Holders.

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


    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when received.

    4.5 DELAYS OR OMISIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

    4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    4.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    4.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    The foregoing agreement is hereby executed as of the date first above written.

                                       MACROVISION CORPORATION
                                       a California corporation



                                       By: /s/ Joseph F. Swyt
                                          ----------------------------
                                           Joseph F. Swyt, President

                                       Address:  700 East El Camino Real
                                                 Mountain View, CA 94040
                                                 Facsimile: (415) 691-2991


                                       "PURCHASER"

                                       UNIVERSITY NATIONAL BANK &
                                       TRUST COMPANY, Trustee under
                                       Trust Agreement dated May 22, 1991

                                       By: /s/ Illegible
                                          ----------------------------

                                       Title:
                                              -------------------------

                                       Address:  250 Lytton Avenue
                                                 Palo Alto, CA 94302
                                                 Facsimile: (415) 321-9715



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